SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Sec. 14(a) of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           FIRST UNITED BANCORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]       $125  per  Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)

               Title of each class of securities to which transaction applies:


               -----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               -----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:-----------------

         5)    Total fee paid:--------------------------------------------------

[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:-----------------------------------------

         2)     Form, Schedule or Registration Statement No.:-------------------

         3)     Filing Party:---------------------------------------------------

         4)     Date Filed:-----------------------------------------------------

                           FIRST UNITED BANCORPORATION
                              304 North Main Street
                         Anderson, South Carolina 29621


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 23, 1996


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First United Bancorporation, a South Carolina corporation (the "Company"), will be held at the main office of Anderson National Bank, 304 North Main Street, Anderson, South Carolina at 5:30 p.m., Anderson, South Carolina time, on April 23, 1996, for the following purposes:

      (1)   To elect four directors of the Company to serve three-year terms;

      (2) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

      (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Company at the close of business on March 15, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (864) 224-1112. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

      THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                            By Order of the Board of Directors



                                            Mason Y. Garrett
                                            President

Anderson, South Carolina
April 4, 1996

                           FIRST UNITED BANCORPORATION
                              304 North Main Street
                         Anderson, South Carolina 29621


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 23, 1996

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of First United Bancorporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the main office of Anderson National Bank, 304 North Main Street, Anderson, South Carolina at 5:30 p.m., Anderson, South Carolina time on April 23, 1996 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 4, 1996.

      The Company has its principal executive offices at 304 North Main Street, Anderson, South Carolina 29621. The Company's telephone number is (864) 224-1112.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1995, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First United Bancorporation, 304 North Main Street, Anderson, South Carolina 29621, Attention: William B. West, Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

      The Company's only voting security is its $1.67 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 15, 1996 (the "Record Date"), the Company had issued and outstanding 2,326,804 shares of Common Stock, which were held of record by approximately 600 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. The Company will issue a press release if the meeting is adjourned, informing shareholders of the time and place where the meeting will be reconvened. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      All other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting require that the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against the proposal, provided a quorum is present.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the person named in this Proxy Statement as the Board of Directors' nominee for election to the Board of Directors, and "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as accountants for the fiscal year ending December 31, 1996. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              STOCKHOLDER PROPOSALS

      Any shareholder of the Company desiring to present a proposal for action at the 1997 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than December 15, 1996. Only proper proposals that are timely received will be included in the Company's Proxy Statement and Proxy.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 15, 1996, the number and percentage of outstanding shares beneficially owned by (i) each person known by the Company to own more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.


Name (and address                                       Number of Shares                    Percent of
of 5% shareholders)                                  Beneficially Owned (1)                   Class
-------------------                                  ----------------------                --------
Mason Y. Garrett
 1601 North Boulevard
  Anderson, SC 29621                                    401,498    (2)                         17.0
James G. Bagnal, III                                     30,102    (3)                          1.3
Irvin L. Cauthen                                         84,606    (4)                          3.6
Ronald K. Earnest                                        17,609    (5)                          0.8
J. Berry Garrett                                         95,529    (6)                          4.1
Randolph V. Hayes                                        32,077    (7)                          1.4
J. Donald King, Sr.                                      23,922    (8)                          1.0
Roy D. Little                                             3,756    (9)                          0.2
T. Ree McCoy, Jr.                                        85,160   (10)                          3.7
G. Weston Nalley                                         37,282   (11)                          1.6
Robert V. Pinson                                         10,518                                 0.4
Donald C. Roberts, M.D.                                  33,827   (12)                          1.4
Harold P. Threlkeld                                       7,934   (13)                          0.3
William B. West                                          27,556   (14)                          1.2

All Executive Officers and
Directors as a
Group (14 persons)                                      883,799                                36.6

-----------------------
(1) Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares owned by such individual. Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon exercise of options (including employee stock options) held by such person or group.
(2) Includes 9,119 shares held by Edgar Norris for Mr. Garrett's IRA, 142,265 shares held as custodian for Mr. Garrett's children, 10,641 shares owned by Mr. Garrett's wife, 7,577 shares owned by the Garrett Motel Trust, 10,068 shares held by a trust for the benefit of an immediate family member sharing the same household of which Mr. Garrett is the settlor, but is not a trustee, cannot revoke the trust, and has no investment control over the trust, and 33,166 shares subject to presently exercisable stock options.
(3) Includes 10,990 shares held by Smith Barney as Custodian for Mr. Bagnal's IRA and 19,112 shares subject to presently exercisable stock options.
(4)    Includes  44,852  shares  held by  Plez-U-Stores,  which  is owned by Mr.
       Cauthen.
(5)    Includes 12,645 shares subject to presently exercisable stock options.
(6) Includes 945 shares owned by Mr. Garrett's wife, 4,743 shares held as custodian for Mr Garrett's children, 24,034 shares held by Mr. Garrett's brother as custodian for Mr. Garrett's children, 38,545 shares held as custodian for Mr. Garrett's brother, 7,577 shares owned by the Garrett Motel Trust.
(7) Includes 20,840 shares held by Ralph Hayes Motors, and 10,899 shares held by Edgar Norris & Co., as Custodian for Mr. Hayes' IRA.
(8)    Includes 4,884 shares held by Mr. King's wife.
(9)    Includes 2,756 shares subject to presently exercisable stock options.
(10) Includes 27,513 shares held by T. Ree McCoy & Son, Inc. and 3,492 shares owned by Mr. McCoy's wife.
(11) Includes 5,728 shares held by Mr. Nalley's wife and 5,728 shares held as custodian for his daughter.
(12) Includes 23,161 shares held by Edgar Norris and Company as Trustee for Donald C. Roberts, M.D., P.A., Profit Sharing Plan.
(13)   Includes 3,073 shares owned by Mr. Threlkeld's wife.
(14) Includes 883 shares owned by Mr. West's wife, 2,359 shares held by BB&T, as Custodian for Mr. West's IRA, and 22,112 shares subject to presently exercisable stock options.

       The Company has granted options to purchase 236,046 shares of Common Stock to certain executive officers and significant employees.

                              ELECTION OF DIRECTORS

       The Board of Directors has, by resolution, fixed the number of directors at 13, and four directors will be elected at the Annual Meeting to serve for three-year terms or until their successors are elected and qualified to serve. The Board of Directors' nominees, J. Berry Garrett, Randolph V. Hayes, Harold P. Threlkeld and William B. West, are presently directors of the Company and have served continuously since first becoming a director.

       Should any of the above become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person or persons as the Board of Directors of the Company may recommend. The Board of Directors has no reason to believe that any of the proposed directors will be unable or unwilling to serve if elected.

                                   MANAGEMENT

       The following table sets forth certain information with respect to the directors and executive officers of the Company.


                                                       Principal                                     Director         Term
Name (Age)                                            Occupation                                       Since         Expires
                                                                                                       (**)

James G. Bagnal, III                Senior Vice President of the Company,                                 1987          1997
(51)                                President, Chairman of the Board and Chief
                                    Executive Officer of Spartanburg National
                                    Bank(1)

Irvin L. Cauthen                    President and Owner, Plez-U-Stores                                    1985          1998
(62)                                (Convenience Stores), Chairman of the
                                    Board, Travelers Petroleum, Inc. (Gasoline
                                    Sales)(2)

Ronald K. Earnest                   President and Chief Executive Officer of                              1993          1997
(41)                                Anderson National Bank and Senior Vice
                                    President of the Company(4)

Mason Y. Garrett                    Chairman of the Board, President and Chief                            1984          1997
(53)                                Executive Officer of the Company,
                                    Chairman of the Board of Anderson
                                    National Bank, and Chairman of the Board
                                    and Chief Executive Officer of Quick
                                    Credit Corporation (5)

*J. Berry Garrett                   Partner, Garrett & Garrett                                            1995          1996
(44)                                (Construction and Real Estate)

*Randolph V. Hayes                  President, Ralph Hayes Motors (Toyota                                 1984          1996
(50)                                Dealer)(6)

J. Donald King, Sr.                 Businessman (7)                                                       1993          1997
(62)

Roy D. Little                       President and Director of Quick Credit                                   -             -
(47)                                Corporation (8)


                                        4






T. Ree McCoy, Jr.                   President, T. Ree McCoy & Son                                         1985          1997
(65)                                (Construction and Real Estate)(9)

G. Weston Nalley                    Director of Leasing, Nalley Commercial                                1990          1997
(32)                                Properties(10)

Robert V. Pinson                    Business Manager, Littlejohn Holding                                  1993          1997
(56)                                Company (11)

Donald C. Roberts, M.D.             Surgeon(12)                                                           1984          1997
(62)

*Harold P. Threlkeld                Attorney(13)                                                          1984          1996
(56)

*William B. West                    Senior Vice President, Chief Financial                                1985          1996
(46)                                Officer, Secretary and Treasurer of the
                                    Company, Executive Vice President and
                                    Cashier of Anderson National Bank,
                                    Cashier of Spartanburg National Bank,
                                    Treasurer of Quick Credit Corporation, and
                                    Cashier of The Community Bank of
                                    Greenville, N.A. (14)


----------------
*     Nominee for election to the Board of Directors.
** Years of service on the Board of Directors include prior service on the Board of Directors of Anderson National Bank (for those persons who are directors of the Anderson National Bank).

      (1) James G. Bagnal, III serves as President, Chief Executive Officer and Chairman of the Board of Spartanburg National Bank (the "Spartanburg Bank"), and has served in such capacities since the Spartanburg Bank's formation, and has been employed by the Company since August 1987, as an organizer of the Spartanburg Bank. Mr. Bagnal also serves as a director of Quick Credit Corporation. From 1972 to August 1987, Mr. Bagnal was employed in various positions with Southern Bank and Trust Company (which was acquired by First Union Corporation in 1986), most recently as a Senior Vice President in charge of a three-county area (including Spartanburg County).

      (2) Irvin L. Cauthen serves as a director of Anderson National Bank (the "Anderson Bank"). Mr. Cauthen has served as President and Owner of Plez-U-Store and Chairman of the Board of Travelers Petroleum, Inc. for the past five years.

      (3) Ronald K. Earnest serves as President and Chief Executive Officer of the Anderson Bank and as Senior Vice President of the Company. From 1990 until 1992, when he was employed by the Anderson Bank, Mr. Earnest was Chief Financial Officer of Consolidated Glass and Mirror Corporation, Glaxco, Virginia. Prior to that, from 1989 to 1990, Mr. Earnest was a Vice President and the Area Executive of First Union National Bank, Mt. Airy, North Carolina.


      (4) J. Berry Garrett has served as partner-in-charge of Administration and leasing for Garrett & Garrett Fountain Inn, South Carolina since 1984. Prior to becoming a partner in Garrett & Garrett he served as an associate in charge of administration from 1974 to 1983. Mr. Garrett also serves as a director of The Community Bank of Greenville.

      (5) Mason Y. Garrett has served as President, Chief Executive Officer and a director of the Company since its organization in November, 1987. Mr. Garrett served as Chairman of the Board, President, Chief Executive

Officer and director of the Anderson Bank from 1984 to August, 1993 and presently serves as Chairman of the Board. Mr. Garrett also serves as Chairman and Chief Executive Officer of Quick Credit Corporation and as a director of the Spartanburg and Greenville Banks. From September 1983 to March 1984, Mr. Garrett served as President of Anderson Financial Group, the organizer of the Anderson Bank. From 1982 to September 1983, Mr. Garrett served as a Senior Vice President and Regional Executive of Southern Bank and Trust Company. From 1978 to 1982, Mr. Garrett was President and Chief Executive Officer of Carolina National Bank, Easley, South Carolina.

      (6) Randolph V. Hayes also serves as a director of the Anderson Bank. Mr. Hayes has served as President of Ralph Hayes Motors for the past five years.

      (7) J. Donald King, Sr. also serves as a director of the Anderson Bank. Mr. King has been a businessman in Anderson for the past five years.

      (8) Roy D. Little served as a Senior Executive of World Acceptance Corporation, a consumer finance company, prior to being employed as President of Quick Credit Corporation.

      (9) T. Ree McCoy, Jr. also serves as a director of the Anderson Bank. Mr. McCoy has served as President of T. Ree McCoy & Son for the past five years.

      (10) G. Weston Nalley serves as a director of the Company. Mr. Nalley has served as Director of Leasing of Nalley Commercial Properties for the past four years. Prior to this, Mr. Nalley was in the Officer Training Program of South Carolina National Bank. Mr. Nalley also serves as a director of the Greenville Bank.

      (11) Robert V. Pinson also serves as a director of the Spartanburg Bank. Mr. Pinson has served as Business Manager of Littlejohn Holding Company for the past five years.

      (12) Donald C. Roberts, M.D., Retired, also serves as a director of the Anderson Bank. Prior to his retirement in 1995, Dr. Roberts was a surgeon.

      (13) Harold P. Threlkeld also serves as a director of the Anderson Bank. Mr. Threlkeld has been an attorney for the past five years, practicing as a sole practitioner.

      (14) William B. West also serves as a director of the Anderson Bank and the Greenville Bank and has served as Executive Vice President and Cashier of the Anderson Bank since May 1984. From July 1980 to May 1984, Mr. West served as a Vice President and Cashier of Republic National Bank, Columbia, South Carolina.

      J. Berry Garrett and Mason Y. Garrett are brothers. No other immediate family relationships exist among the above-named directors or executive officers of the Company.

      The terms of Robert E. DeLapp, Jr. and Milton A. Smith, each of whom has served as a director since 1987, expire at the 1996 Annual Meeting. The Board of Directors has elected not to fill one seat and has, therefore, reduced the number of directors to 13.

Meetings of the Board of Directors and Committees.

      The Company

      The Board of Directors of the Company held four regular meetings in 1995. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served. Directors of the Company, except salaried officers of the Banks, presently receive $3,000 per year in directors' fees. Members of the Executive Committee and the Compensation Committee, except salaried officers, presently receive $350 per committee meeting.

      The Company has an audit committee consisting of Irvin L. Cauthen,  Milton
A. Smith, Robert E. DeLapp, Jr., Robert V. Pinson, Randolph V. Hayes, T. Ree McCoy, Jr. (Chairman), and Harold P. Threlkeld. The Audit Committee held four meetings in 1995. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors and reviews the scope and the results of the audit by the Company's independent auditors. This committee also reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to the Company's accounting and financial reporting functions.

      The  Company  also  has an  executive  committee  consisting  of  Mason Y.
Garrett, James G. Bagnal, III, William B. West, Ronald K. Earnest, Irvin L. Cauthen and Milton A. Smith. The Executive Committee considers, and makes recommendations to the Board relating to, major corporate decisions such as acquisitions, expansion, payment of dividends, and capital offerings. The Executive Committee met once in 1995.

      The Company has a compensation committee consisting of Mason Y. Garrett, Irvin L. Cauthen and Robert V. Pinson. The Compensation Committee did not meet in 1995. The Compensation Committee evaluates the performance of the executive officers of the Company and recommends to the Board of Directors adjustments in compensation for the executive officers.

      At the present time, the Company does not have a standing nominating committee of the Board of Directors, or committees performing similar functions.

      The Banks

      Directors of the Anderson Bank and the Spartanburg Bank (other than directors who also serve as salaried officers) presently receive $3,000 per year in directors' fees. Directors of the Greenville Bank receive no compensation. During 1995, the Boards of Directors of each of the Spartanburg Bank and the Anderson Bank met twelve times.

                             EXECUTIVE COMPENSATION

Compensation

      The following table sets forth the compensation paid by the Company for the fiscal year ended December 31, 1995, to the chief executive officer of the Company and other officers of the Company and its subsidiaries whose aggregate salary and bonus compensation exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE


                                                                                                       Number of
                                                                                                       Securities
                                                                                                       Underlying         All Other
                                                                      Annual Compensation(1)            Options            Compen-
Name and Principal Position                        Year                    Salary Bonus                 Awarded           sation(2)

Mason Y. Garrett                                       1995             $105,000         $23,100               -0-       $20,511
  Chairman of the Board,                               1994               95,000          21,519               -0-        16,609
  President and Chief Executive                        1993               90,000          31,486               -0-        13,326
  Officer of the Company;
  Chairman of the Board of the
  Anderson Bank; Chairman of the
  Board and CEO of Quick Credit
  Corporation

James G. Bagnal, III                                   1995             $103,173         $18,600               -0-       $12,719
  Director, Senior Vice                                1994               98,580          13,193               -0-        12,359
  President of the Company;                            1993               95,680          15,403               -0-        10,756
  President, Chairman
  of the Board and Chief
  Executive Officer of the
  Spartanburg Bank; Director
  of Quick Credit Corporation

William B. West                                        1995              $87,862         $23,475               -0-       $10,724
  Director, Senior Vice                                1994               84,053          13,995               -0-        10,172
  President and Chief Financial                        1993               81,605          14,962               -0-         8,717
  Officer, Secretary/Treasurer
  of the Company, Director,
  Executive Vice President and
  Cashier of Anderson Bank,
  Cashier of Spartanburg Bank,
  Director and Cashier of
  Greenville Bank, Director and
  Secretary/Treasurer of Quick
  Credit Corporation

Roy D. Little                                          1995             $120,000         $20,000               -0-          $570
  President and Director of                            1994               45,833             -0-           $10,000           -0-
  Quick Credit Corporation                             1993                  -0-             -0-               -0-           -0-

Ronald K. Earnest                                      1995              $93,333         $28,350               -0-        $8,595
  Director and Senior Vice                             1994               87,083          14,696             4,950        $8,183
  President of the Company;                            1993               81,877          14,522               -0-         5,840
  President and Chief Executive
  Officer of the Anderson Bank


---------------------
(1) None of the named officers received perquisites or personal benefits that totaled in excess of the lesser of $50,000 or 10% of their respective salary plus bonus payments.
(2)      All other compensation for 1995 consisted of the following components:

                                                                    Earnings on            Company Contributions
                                       Split-Dollar                  Deferred             to Defined Contribution
    Name                              Life Insurance               Compensation                  Plans(1)

Mason Y. Garrett                           $8,660                     $7,820                       $4,031
James G. Bagnal, III                        8,325                        757                        3,637
Ronald K. Earnest                           4,925                        305                        3,365
William B. West                             6,550                      1,062                        3,112
Roy D. Little                                 -0-                        570                          -0-

(1) Comprised of contributions to the Company's 401K Plan as described under "Employee Benefit Plans -- Employee Savings Plan."

Employee Benefit Plans

         Stock Option Plans

         On December 14, 1987, the Board of Directors of the Company adopted the 1987 Stock Option Plan, which reserves 178,318 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1987 Stock Option Plan. The shareholders of the Company adopted the 1987 Stock Option Plan in April, 1988. Options under the 1987 Stock Option Plan may be either "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Board of Directors. The Board of Directors selects the employees to receive grants under the 1987 Stock Option Plan and determines the number of shares covered by options granted under the 1987 Stock Option Plan. Options become exercisable in four equal annual installments, the first installment becoming exercisable one year after the date of grant. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. During 1995, no stock options were granted to the executive officers or to other employees of the Company pursuant to the 1987 Stock Option Plan. At December 31, 1995, options to purchase 176,365 shares were outstanding, 1,953 shares were available for grant, and 164,346 options were exercisable pursuant to the 1987 Stock Option Plan. These options have exercise prices ranging from $4.22 per share to $6.01 per share, with an average exercise price of $5.30 per share and ten-year terms expiring between December 1997 and April, 2004. During 1995, options to purchase 13,096 shares were exercised by employees pursuant to the 1987 Stock Option Plan.

         On March 28, 1994, the Board of Directors of the Company adopted the 1994 Stock Option Plan, which reserves 176,513 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1994 Stock Option Plan. On April 26, 1994, the shareholders of the Company approved the 1994 Stock Option Plan. Options under the 1994 Stock Option Plan may be either "incentive stock options" within the meaning of the Code, or nonqualified stock options and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant. At December 31, 1995, the Company had 188 full time employees. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Board of Directors. The Board of Directors may set other terms for the exercise of the options but may not grant more than $100,000 of options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Board of Directors also selects the employees to receive grants under the 1994 Stock Option Plan and determines the number of shares covered by options granted under the 1994 Stock Option Plan. No options may be exercised after ten years from the date of grant, options may not be transferred except by will or the laws of descent and distribution, and options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability. The 1994 Stock Option Plan will terminate on March 28, 2004, and no options will be granted thereunder after that date. Neither the Company nor the recipient of incentive stock options will have federal income tax consequences from the issuance or exercise of the options. Recipients of nonqualified options will recognize, as ordinary income, the difference between the fair market value of the optioned shares on the date of exercise and the exercise price for federal income tax purposes and the Company will be able to expense a like amount. Because of the discretion given to the Board of Directors in selecting the employees to whom grants of options will be made and the number of options granted, the benefits or amounts any individual might receive under the 1994 Stock Option Plan are not presently determinable. During 1995, options to purchase 23,800 shares were granted pursuant to the 1994 Stock Option Plan. Of such options to purchase shares, 10,500 were granted to executive officers. These options have exercise prices ranging from $5.50 per share to $10.43 per share, with an average exercise price of $8.09 per share and have ten year terms expiring between April, 2004 and April, 2005. During 1995, options to purchase 5,141 shares were exercised by employees pursuant to the 1994 Stock Option Plan.

         The following tables present information about options granted to and exercised by persons named in the Summary Compensation Table during the year ended December 31, 1995, and about options held by such persons at December 31, 1995.

          OPTION EXERCISES AND YEAR END OPTIONS OUTSTANDING AND VALUES

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                                Shares Acquired     Value               Options 12/31/95                Options 12/31/95
Name                              on Exercise     Realized       Exercisable    Unexercisable     Exercisable      Unexercisable
----                            ---------------   --------       -----------    -------------     -----------      -------------

Mason Y. Garrett                       -              -               33,166              -0-        $314,745           $    -0-
James G. Bagnal, III                   -              -               22,112              -0-         222,004                -0-
Ronald K. Earnest                      -              -               12,645            7,854         139,761             83,354
Roy D. Little                         -0-             -                2,756            8,269          21,469            128,170
William B. West                       -0-             -               22,112              -0-         222,004                -0-


         Employee Savings Plan

         Effective April 1, 1989, the Company adopted a tax deferred savings plan (the "401K Plan") in accordance with Section 401(k) of the Code, which covers substantially all of the Company's employees. The 401K Plan provides for voluntary contributions up to a maximum of 15% per year of any employee's gross earnings or the maximum permitted by the Code, whichever is less. When a participant contributes at least 4% of his or her base salary to the 401K Plan, the Company will match the contribution up to a maximum of 3% of such participant's base salary. Participants are fully vested in both their contributions and the Company's contributions at all times. The Company's contributions to the plan were $91,383 in 1995. Amounts contributed by the Company pursuant to this plan are included in the cash compensation table above.

         Deferred Compensation Plan

         Effective January 1, 1989, the Company established a deferred compensation plan for its directors and certain executive officers whereby the director/officer may elect to defer fees/salaries until he/she retires. Amounts deferred under this plan accrue interest at the Anderson Bank's prime rate plus 1% (prime rate minus 1% if the executive officer terminates employment after less than five years). The deferred compensation plan is funded with life insurance policies which are payable to the Company in the event of the employee's death and which will accumulate a cash value equal to the amount of deferred compensation over time until the employee's retirement. Insurance premium expense, net of accumulated cash surrender value, was a $3,380 benefit for the year ended December 31, 1995. Amounts deferred pursuant to this plan are included in the compensation table above.

         Life Insurance Plans

         In December 1988, the Anderson Bank commenced payments on split dollar life insurance policies on behalf of Mason Y. Garrett and William B. West, and the Spartanburg Bank commenced payments on a split dollar life insurance policy on behalf of James G. Bagnal, III. In December, 1992, the Anderson Bank commenced payments on a split dollar life insurance policy on behalf of Ronald
K.  Earnest.  In  March,  1995,  the  Community  Bank of  Greenville,  N.A.  (In
Organization) commenced payments on a split dollar life insurance policy on behalf of Frank W. Wingate. The split dollar life insurance policies provide that, in the event of the insured's death, his named beneficiary will receive the face amount of the policy, less the amount of premiums paid by the bank (which is paid to the bank). For Messrs. Garrett, West, Bagnal, Earnest, and Wingate, the face amount of such policies are $250,000, $240,000, $240,000, $240,000 and $240,000, respectively. The annual premiums for the policies on Messrs. Garrett, West, Bagnal, Earnest and Wingate are $8,660, $6,550, $8,325, $4,925, and $4,381, respectively.

         Employment Agreements

         The Company has entered into employment agreements with James G. Bagnal, III, a director of the Company and President of the Spartanburg Bank, Ronald K. Earnest, a director and Senior Vice President of the Company and President and Chief Executive Officer of the Anderson Bank, William B. West, a director and Senior Vice President and Chief Financial Officer of the Company, and Frank W. Wingate, Senior Vice President of the Company and President and Chief Executive Officer of The Community Bank of Greenville, N.A. (In Organization). Each agreement provides that, upon (i) termination by the Company of such person's employment, other than for cause (as defined in the agreement) or physical or mental disability, or (ii) termination of employment by such person because of reduction in salary or benefits, transfer to different location or different duties, or significant change in status or responsibilities, then the Company will pay such person an amount ranging from one to two years salary. The amount is deemed to be severance pay and such person is not under any duty to mitigate damages in the event of any such termination. For purposes of determining the amount due such person upon the occurrence of such an event, the term "salary" will include all direct compensation plus an amount sufficient for him to obtain medical, disability and life insurance coverage equivalent to that provided by the Company plus any amounts contributed to the Company pension plan on his behalf by the Company. The principal purpose of the agreement is to protect such person against changes in pay or status resulting from changes in control of the Company as the consequence of a merger, consolidation or change in voting control of the Company.

                              CERTAIN TRANSACTIONS

         Certain of the officers, directors and principal shareholders (and their affiliates) of the Company were customers of, or had transactions with, the Company or its subsidiaries, including loans in the ordinary course of business during 1995. All loans or other extensions of credit made by the Company to officers, directors and principal shareholders of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1995, outstanding loans to officers, directors and principal shareholders of the Company and to affiliates of such persons totaled approximately $2,894,000. This amount represented approximately 17.6% of the Company's total shareholders' equity on that date.

         The Company expects to continue to enter into transactions in the ordinary course of business on similar terms with officers, directors and principal shareholders (and their affiliates) of the Company.

         Harold A. Threlkeld, a director of the Company, is a lawyer and has provided legal services to the Company and to the Anderson Bank in the past year. Milton A. Smith, a director of the Company, is a senior partner with the law firm of Johnson, Smith, Hibbard, Wildman and Dennis, a law firm, which has also provided legal services to the Company and to the Spartanburg Bank in the past year. The Company and the Banks expect to continue to use the services of these persons in the future.

                             INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 1996, subject to ratification by the shareholders. KPMG Peat Marwick LLP has served as independent auditors for the Company and its subsidiaries since April 10, 1991. KPMG Peat Marwick LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

         A representative of KPMG Peat Marwick LLP will be present at the 1996 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of KPMG Peat Marwick LLP is also expected to respond to appropriate questions from shareholders.

         All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of KPMG Peat Marwick LLP for the fiscal year ending December 31, 1996.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         The Company, upon request and without charge, will provide shareholders with copies of its Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission. Shareholders should direct their requests to: First United Bancorporation, 304 North Main Street, Anderson, South Carolina 29621, attention: Cynthia Reaber.

                                 OTHER BUSINESS

         The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                    By Order of the Board of Directors


                                    Mason Y. Garrett
                                    President
Anderson, South Carolina
April 4, 1996

APPENDIX - FORM OF PROXY

                                      PROXY

                           FIRST UNITED BANCORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, APRIL 23, 1996

     Mason Y. Garrett and James G. Bagnal, III, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First United Bancorporation held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on April 23, 1996, and at any adjournment thereof, as follows:

1.    ELECTION OF         FOR all nominees listed          WITHHOLD AUTHORITY
      DIRECTORS.          below (except any I have         to vote for all
                          written below) [ ]               nominees listed
                                                           below [ ]

             [ ]  WITHHOLD AUTHORITY on the following nominees only

J. Berry Garrett, Randolph V. Hayes, Harold P. Threlkeld, William B. West

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.



2. PROPOSAL TO RATIFY APPOINTMENT OF KPMG PEAT MARWICK, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.

     [ ] FOR              [ ]  AGAINST              [ ]  ABSTAIN

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:                                 , 1996        ___________________________
       --------------------------------

                                                     ---------------------------